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                                                              EXHIBIT 99.3

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF

                          TUESDAY MORNING CORPORATION

             13 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2009

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus, dated April 8, 1998 (the "Prospectus"), of Tuesday Morning Corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Preferred Stock Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Preferred Stock Exchange Offer with respect to the 13 1/4% Senior Exchangeable Preferred Stock due 2009 (the "Old Senior Exchangeable Preferred Stock") held by you for the account of the undersigned.

  The aggregate face amount of the Old Senior Exchangeable Preferred Stock held by you for the account of the undersigned is (FILL IN AMOUNT):

    $ of the 13 1/4% Senior Exchangeable Preferred Stock due 2009.

  With respect to the Preferred Stock Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    [_]TO TENDER the following Old Senior Exchangeable Preferred Stock held by you for the account of the undersigned (INSERT LIQUIDATION PREFERENCE OF OLD SENIOR EXCHANGEABLE PREFERRED STOCK TO BE TENDERED, IF ANY): $

    [_NOT]TO TENDER any Old Senior Exchangeable Preferred Stock held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Old Senior Exchangeable Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal
residence is in the state of (FILL IN STATE)            , (ii) the undersigned
is acquiring the New Senior Exchangeable Preferred Stock in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the New Senior Exchangeable Preferred Stock, (iv) the undersigned acknowledges that any person participating in the Preferred Stock Exchange Offer for the purpose of distributing the New Senior Exchangeable Preferred Stock must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Senior Exchangeable Preferred Stock acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Preferred Stock Exchange Offer--Resale of the New Senior Exchangeable Preferred Stock," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Senior Exchangeable Preferred Stock.

PLEASE NOTE: THE COMPANY HAS AGREED THAT, FOR A PERIOD OF 180 DAYS AFTER THE EXPIRATION DATE, IT WILL MAKE COPIES OF THE PROSPECTUS AVAILABLE TO ANY PARTICIPATING BROKER-DEALER FOR USE IN CONNECTION WITH RESALES OF THE NEW SENIOR EXCHANGEABLE PREFERRED STOCK.

 [_Check]this box if the Beneficial Owner of the Old Senior Exchangeable
   Preferred Stock is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Old Senior Exchangeable Preferred Stock for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO MARK E. JARVIS, VIA FACSIMILE: (972) 392-1558.

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                                   SIGN HERE

 Name of beneficial owner(s): _______________________________________________

 Signature(s): ______________________________________________________________

 Name (please print): _______________________________________________________

 Address: ___________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

 Telephone number: __________________________________________________________

 Taxpayer Identification or Social Security Number: _________________________

 Date: ______________________________________________________________________